Hunter & Hunter
--Attorneys-at-Law--

The Huntlaw Building
75 Fort Street                                 Telephone:         (345) 949 4900
P.O. Box 190 GT                                Fax:               (345) 949 7876
Grand Cayman                                   E-mail: Commercial@huntlaw.com.ky
Cayman Islands                                 Internet:  www.hunterandhunter.ky

XL Capital Ltd                                 OUR REFERENCE
Cumberland House                               JB/07004/038
One Victoria Street
P.O. Box HM 2245                               YOUR REFERENCE
Hamilton HM JX
Bermuda
                                               WRITER'S EXTENSION
                                               2053

                                               WRITER'S E-MAIIL ADDRESS
                                               jbarton@huntlaw.com.ky


18 November, 2002


Dear Sirs

XL CAPITAL LTD - FORM S-3 REGISTRATION STATEMENT

You have asked us to render this opinion in our capacity as your counsel as to Cayman Islands law in connection with the combined registration by XL Capital Ltd (the "Company"), XL Capital Finance Europe plc ("XL Finance") and XL Capital Trust I, XL Capital Trust II and XL Capital Trust III (together, the "Trusts") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") covering up to $1,500,000,000 aggregate proceeds from the issue and sale from time to time of the following offered securities (the "Offered Securities"): (i) the Company's ordinary shares, preference ordinary shares, debt securities, ordinary share warrants, ordinary share purchase contracts, ordinary share purchase units and subordinated deferrable interest debentures (together, the "Company Securities"); (ii) XL Finance senior debt securities (fully and unconditionally guaranteed by the Company) (the "XL Finance Securities"); and (iii) each of the Trusts trust preferred securities (fully and unconditionally guaranteed by the Company) (the "Trusts Securities").

Capitalised terms used herein without definition have the meanings specified in the Registration Statement.

We have examined the following:

1) a draft form of Prospectus ("Prospectus") to be dated the date that the Registration Statement is declared effective by the Securities and Exchange Commission pursuant to which the Company, XL Finance and the Trusts may offer and sell from time to time the Offered Securities;


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                                                                  XL Capital Ltd
                                                                18 November 2002


2) a draft form of Registration Statement as filed with the Securities and Exchange Commission;

3) a draft form of a Senior Debt Securities Indenture ("Universal Senior Indenture") to be made between the Company and State Street Bank and Trust Company as trustee (the "Trustee");

4)   a  draft  form  of  Subordinated  Debt  Securities  Indenture   ("Universal
     Subordinated Indenture") to be made between the Company and the Trustee as trustee;

5) a draft form of Senior Debt Securities Indenture ("XL Finance Senior Debt Indenture") to be made between XL Finance, the Trustee as trustee and the Company as guarantor;

6) a draft form of Subordinated Securities Indenture ("Subordinated Deferrable Interest Debenture Indenture") to be made between the Company and the Trustee as trustee;

7) a draft form of First Supplemental Indenture to Indenture ("Supplemental Subordinated Deferrable Interest Debenture Indenture") to be made between the Company and the Trustee as trustee;

8) a draft form of Common Securities Guarantee Agreement ("Common Securities Guarantee Agreement") to be given by the Company;

9) a draft form of Preferred Securities Guarantee Agreement ("Preferred Securities Guarantee Agreement") to be made between the Company and the Trustee;

10) a copy as executed of a Declaration of Trust of XL Capital Trust I dated as of 19 October, 2001 ("Declaration of Trust I") given by the Company;

11) a copy as executed of a Declaration of Trust of XL Capital Trust II dated as of 19 October, 2001 ("Declaration of Trust II") given by the Company;

12) a copy as executed of a Declaration of Trust of XL Capital Trust III dated as of 19 October, 2001 ("Declaration of Trust III") given by the Company;

13) a draft form of Amended and Restated Declaration of Trust ("Amended and Restated Declaration of Trust") to be given by the Company;

14) a copy as executed of the Certificate of Trust of XL Capital Trust I dated 19 October 2001 ("Certificate of Trust I") given by the individual Trustees of the XL Capital Trust I and First Union Trust Company, National Association, as Delaware trustee;



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                                                                  XL Capital Ltd
                                                                18 November 2002


15) a copy as executed of the Certificate of Trust of XL Capital Trust II dated 19 October 2001 ("Certificate of Trust II") given by the individual Trustees of the XL Capital Trust II and First Union Trust Company, National Association, as Delaware trustee;

16) a copy as executed of the Certificate of Trust of XL Capital Trust III dated 19 October 2001 ("Certificate of Trust III") given by the individual Trustees of the XL Capital Trust III and First Union Trust Company, National Association, as Delaware trustee;

17) a copy of the Certificate of Incorporation and Memorandum and Articles of Association of the Company as issued or registered with the Registrar of Companies in the Cayman Islands and the corporate records of the Company maintained at its registered office in the Cayman Islands; and

18) a certified copy (by the secretary of the Company) of an extract of resolutions passed at a meeting of the board of directors of the Company held on 15 November, 2002 (the "Resolutions").

The Universal Senior Indenture, Universal Subordinated Indenture, XL Finance Senior Debt Indenture, Subordinated Deferrable Interest Debenture Indenture, Supplemental Subordinated Deferrable Interest Debenture Indenture, Common Securities Guarantee Agreement, Preferred Securities Guarantee Agreement, Declaration of Trust I, Declaration of Trust II, Declaration of Trust III, Amended and Restated Declaration of Trust, Certificate of Trust I, Certificate of Trust II and Certificate of Trust III are hereinafter sometimes together referred to as the "Documents" and singly a "Document".

In giving this opinion, we have relied upon the accuracy of a certificate of the secretary of the Company dated 18 November, 2002 without further verification. We have assumed without independent verification:

(a) the genuineness of all signatures, authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to us by telefax or as copies or conformed copies;

(b) the Documents are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with there terms under the laws of the State of New York and the State of Delaware, as the case may be, (by which they are expressly governed) and all other relevant laws (other than the laws of the Cayman Islands) and the choice of the laws of the State of New York and the State of Delaware, as the case may be, as the governing law of the relevant Documents is valid and binding under the laws of the State of New York and the State of Delaware, as the case may be, and all other relevant laws (other than the laws of the Cayman Islands);

(c) the power, authority and legal right of all parties to the Documents (other than the Company) under all relevant laws and regulations (other than the laws of the



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                                                                  XL Capital Ltd
                                                                18 November 2002


     Cayman Islands) to enter into, execute and perform their respective obligations under the relevant Documents and that the Documents will be duly authorised, executed and delivered by or on behalf of all relevant parties (other than the Company);

(d) that the filing of the Registration Statement and the entry by the Company into the relevant Documents and the transactions contemplated therein are bona fide in the best interests of the Company;

(e)  the Offered  Securities,  when issued,  will be duly  completed,  executed,
     issued  and   authenticated  and  delivered  in  accordance  with,  and  as contemplated by, the provisions of the relevant Documents;

(f) that on the issue of the Offered Securities there are no intervening changes in the Company's Memorandum and Articles of Association, the laws of the Cayman Islands or any other relevant matter;

(g) the Documents (of which we have seen only drafts) will be duly completed, executed and delivered by any Authorised Officers of the Company (as defined in the Resolutions) or any person authorised by the Special Committee to be established pursuant to the Resolutions substantially in the forms reviewed by us.

On the basis of the foregoing and subject to the qualifications below, we would advise as follows:

1. The Company is duly incorporated and validly existing in good standing as a limited liability company under the laws of the Cayman Islands and has full power to enter into and perform its obligations under the Documents and to carry on its business as contemplated in the Documents.

2. The Company's authorised capital is US$9,999,900 divided into 999,990,000 Ordinary Shares of a par value of US$0.01 each, with power for the Company insofar as is permitted by law, to issue any part of its capital, whether original, redeemed or increased, with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions.

3. The Company has taken all necessary corporate action to authorise the filing of the Registration Statement with the Securities and Exchange Commission.

4. The issue by the Company of the Company Securities is within the power of the Company's Board of Directors.

5. The relevant Documents, when duly authorised by the Company and executed by any Authorised Officers of the Company (as defined in the Resolutions) or any person authorised by the Special Committee to be established pursuant to the Resolutions and delivered by or on behalf of the Company, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.



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


                                                                  XL Capital Ltd
                                                                18 November 2002


6. Neither the execution nor delivery of any of the Documents nor the transactions contemplated therein nor compliance with the terms and provisions thereof will (a) contravene any provision of any law, statute, decree, rule or regulation of the Cayman Islands or any Cayman Islands judgement, decree or permit to which the Company is subject or (b) violate any provisions of the Memorandum and Articles of Association of the Company.

7. The Ordinary Shares and Preference Ordinary Shares when subscribed for, issued and paid for in full in accordance with the terms of any applicable Purchase or Underwriting Agreement will when issued be validly issued and fully paid obligations of the Company.

8. No consents, authorisations, licences or approvals of or registration with or declaration to any governmental or public bodies or authorities or courts in the Cayman Islands are required in connection with the entry into, execution, delivery and performance by the Company of, or the validity, enforceability or admissibility in evidence of, the Documents or any of them.

9. The Courts of the Cayman Islands will observe and give effect, upon proof of the relevant provisions of the laws of the State of New York and the State of Delaware (as the case may be), to the choice of the laws of the State of New York and the State of Delaware (as the case may be) as the governing laws of the relevant Documents. The submission by the Company to the jurisdiction of the courts of the State of New York and the State of Delaware (as the case may be) with respect to the relevant Documents is valid and binding upon it.

10. A final and conclusive judgement in personam of the courts of the State of New York and the State of Delaware (as the case may be) having competent jurisdiction for a debt or definite sum of money (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other similar penalty) and obtained without fraud or without breaching the principles of natural justice in the Cayman Islands or in contravention of Cayman Islands public policy in respect of any of the Documents would be recognised and enforced by the Courts of the Cayman Islands by originating action on such judgement.

11. Under Cayman Islands law, neither the Company nor any of its properties or assets are immune on the grounds of sovereignty or otherwise from institution of legal proceedings or the obtaining or execution of a judgement in the Cayman Islands.

The opinions expressed above concerning, in particular, the issue of the Company Securities and the enforceability of the Documents are, to the extent that Cayman Islands law might apply, subject to the following qualifications:

(a) The enforcement of the Documents against the Company in the Cayman Islands may be limited by application bankruptcy, insolvency, reorganisation, moratorium, limitation of actions or other similar laws relating to the enforcement of creditors rights generally and claims may become subject to the defence of set

                                                                  XL Capital Ltd
                                                                18 November 2002


     off or to counter claims. The Documents may be voidable in the following circumstances:-

     (i) by the shareholders or a liquidator of the Company, if the Directors breached their fiduciary duty to the Company and, in some limited circumstances, its creditors in approving the entry by the Company into the Documents otherwise than on the basis that such entry was bona fide in the best interests of the Company;

     (ii) by a liquidator of the Company, if any conveyance, mortgage, delivery of goods, payment, execution or other act relating to property of the Company is made or done by the Company at a time when the Company is unable to pay its debts as they come due and which falls within six months of the commencement of the winding up of the Company, with the substantial or dominant view in the mind of the Company acting by its Directors to prefer on creditor over another or others and is thereby deemed to be a fraudulent preference; and

    (iii) by the creditors of the Company in accordance with Section 4 of the Cayman Islands Fraudulent Dispositions Law, 1989, where the disposition of the property by the Company is made with an intent to defraud and at an undervalue.

     Assuming that as a matter of fact the entry by the Company into the Documents (a) will be determined by the Directors bona fide to be in the best interests of the Company, (b) will not be approved by the Directors with the dominant intention to defraud the Company or its creditors or to prefer any creditor as against others and (c) will not constitute a disposition at an undervalue, we have no reason to believe that the Documents will be voidable in any of the above circumstances.

(b) Obligations or liabilities of the Company otherwise than for the payment of money may not be enforceable in a Cayman Islands court by way of such equitable remedies as injunction or specific performance which remedies are in the discretion of such court.

(c) Any provisions requiring any party to pay interest on overdue amounts in excess of the rate (if any) payable on such amounts before they become overdue or to pay any additional amounts on prepayment of any sums due or to pay sums on breach of any agreement other than such as represent a genuine pre-estimate of loss may be unenforceable if held by a Cayman Islands court to be a penalty.

(d) If any party to a Document is vested with a discretion or may determine a matter in its opinion, the courts of the Cayman Islands may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds.



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                                                                  XL Capital Ltd
                                                                18 November 2002


(e) Any provision in any of the Documents that certain calculations or certificates will be conclusive and binding will not necessarily prevent judicial enquiry.

(f) If any of the provisions of any of the Documents is held to be illegal, invalid or unenforceable, the severance of such provisions from the remaining provisions of such Document will be subject to the exercise of the discretion of a Cayman Islands court.

(g) The Grand Court Rules 1995 of the Cayman Islands expressly contemplate that judgments may be granted by the Grand Court of the Cayman Islands in currencies other than Cayman Islands dollars or United States dollars. Such Rules provide for various specific rates of interest payable upon judgment debts according to the currency of the judgment. In the event the Company is placed into liquidation, the Grand Court is likely to require that all debts are converted (at the official exchange rate at the date of conversion) into and paid in a common currency which is likely to be Cayman Islands or United States dollars.

(h) The courts of the Cayman Islands are likely to award costs and disbursements in litigation in accordance with the relevant contractual provisions in the Documents. There is some uncertainty, however, with regard to the recoverability of post-judgement costs which, if recoverable at all, are likely to be limited to an amount determined upon taxation or assessment of those costs pursuant to the Grand Court Rules 1995. In the absence of contractual provisions as to costs, the reasonable costs (as determined by taxation as aforesaid) of the successful party will normally be recoverable, subject to the limits laid down in guidelines made under such Rules as to the type and amount of fees and expenses that may be recovered. Such orders are in the discretion of the court and may be made to reflect particular circumstances of the case and the conduct of the parties.

(i) To be enforceable in the courts of the Cayman Islands, stamp duty will be chargeable as follows:-

     (i)  on agreements in the sum of CI$2.00 each;

     (ii) on deeds, such as the Indenture, in the sum of CI$25.00 each; and

    (iii) on certain Company Securities, in the sum of CI$500 if paid on execution or, if the fixed sum of CI$500 is not paid on execution, at the ad valorem rate of CI$0.25 (US$0.30) for each CI$100 (US$121.95) covenanted to be paid thereunder with a maximum duty on each of the relevant Company Securities of CI$250.00 (US$304.88).

     Ad valorem stamp duty is payable within 45 days of execution or, if executed outside of the Cayman Islands, within 45 days of an executed, completed and delivered original of such document being brought into the Cayman Islands, for example, for enforcement. Otherwise stamp duty is payable on execution in



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                                                                  XL Capital Ltd
                                                                18 November 2002


     order to avoid penalties if such document is to be admitted in evidence in a Cayman Islands court.

(j) We express no opinion as to any provision in any Document that it may only be varied by written instrument or agreement.

(k) Any provisions purporting to create rights in favour of, or obligations on, persons who are not party to the relevant Document may not be enforceable by or against such persons.

(l) We express no opinion as to the effectiveness of the date of any Document if it is dated as of or with effect from a date prior to that on which it is authorised, executed and delivered by all parties thereto.

(m) There is no authority as yet in the Cayman Islands for the validity of meetings of Directors held by telephone conference call. The Articles of Association of the Company do authorise such telephone conference call meetings of Directors of the Company. We believe that such telephone conference call meetings will be held by the courts of the Cayman Islands to be valid but such validity is not without doubt.

(n) The authorised share capital of the Company is described in its Memorandum of Association as consisting of "Ordinary Shares". However, the Articles of Association of the Company contemplate shares being issued with such preferred, deferred or other special rights, terms or conditions, or such restrictions, whether in regard to dividends, voting, return of share capital, exchange for other classes of shares, exchangeability for other securities or otherwise, as the Directors may from time to time determine. Consequently, there is some uncertainty as to whether the Company may issue "preference shares" in the conventional sense without amending the Memorandum of Association of the Company by special resolution of its members. Therefore, the preference ordinary shares described in the Registration Statement can only be issued as Ordinary Shares with preference rights.

(o) The entry by the Company into the Documents and the transactions contemplated therein should be of commercial benefit to the Company and determination of such benefit is a question of fact on which we express no opinion. The objects of the Company in its Memorandum of Association and pursuant to the Companies Law of the Cayman Islands are unrestricted and the transactions contemplated are therefore strictly speaking within the powers of the Company. It is possible that a Cayman Islands court would determine that a transaction which was of no commercial benefit to the Company was an abuse of the powers of the Directors of the Company and therefore voidable by the shareholders or a liquidator of the Company.

We are practising in the Cayman Islands and we do not purport to be experts on the laws of any other jurisdiction and we have made no investigation of, or express any opinion as to the laws of any jurisdiction other than the Cayman Islands. This opinion is based upon



                                                                             -8-
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                                                                  XL Capital Ltd
                                                                18 November 2002


the laws of the Cayman Islands in effect at the date hereof and is given only as to the circumstances existing on the date hereof and known to us.

This opinion is intended solely for your benefit and that of Cahill Gordon & Reindel as your legal advisors. You may give copies of this opinion to your legal advisors who may rely on it as though it were also addressed to them. It may not be relied upon by any other person although we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Certain Legal Matters". Our consent to such reference does not constitute a consent under Section 7 of the Act as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

Yours faithfully,
HUNTER & HUNTER



per: /s/ Jeremy Barton
     -------------------------
         Jeremy Barton





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